Exhibit 99.1

NeuroMetrix Reports Q4 2010 Financial Results

Strategic Focus on Diabetes; $17M Cash at Year-end 2010

WALTHAM, Mass.—(BUSINESS WIRE)—February 3, 2011—NeuroMetrix, Inc. (Nasdaq: NURO), a science-based health care company transforming patient care through neurotechnology, today reported business and financial highlights for the quarter and year ended December 31, 2010.

On January 4, 2011, NeuroMetrix announced a change in business strategy to focus primarily on diabetes, specifically the detection and monitoring of diabetic neuropathy which is a common complication of the disease.  The Company also stated its continuing commitment to the neurodiagnostic business which it had restructured to reduce costs and optimize cash flow. Costs associated with this restructuring totaled $2.3 million including severance and inventory charges.

“Diabetes represents the largest and fastest growing opportunity for our proprietary technology,” said Shai N. Gozani M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “Neuropathy is a common and serious complication of the disease that may lead to foot ulcers and limb amputation. We have over a decade of experience in neuropathy detection and believe we are uniquely positioned to address the unmet need for a rapid, cost-effective, objective test for diabetic neuropathy. We are working towards a mid 2011 launch of NC-stat-SL, which is a modified version of our NC-stat device designed specifically for assessment of diabetic neuropathy at the point-of-care.”

Dr. Gozani continued, “Our product development in this area has been moving rapidly.  From product concept in the second quarter of 2010, we have taken NC-stat-SL through product feasibility and now have working prototypes. Our development efforts are being aided by an advisory board of international experts in diabetic neuropathy who unanimously agree that this device has the potential to profoundly improve the management of diabetic neuropathy.  Many of these thought leaders are authors of widely followed clinical guidelines, such as those from the American Diabetes Association.”

“Uncertain physician economics have made it difficult to return our neurodiagnostic business to a growth track. Although Medicare provides coverage for nerve testing using our proprietary pre-configured electrodes under CPT 95905, most commercial insurance companies have not yet revised their coverage policies despite the abundance of evidence based studies documenting the accuracy and clinical utility of the procedure, particularly for carpal tunnel syndrome,” said Dr. Gozani. “While we work towards broader coverage, we have restructured this business to more efficiently support our installed base of active accounts while reducing cash consumption.”

The Company reported its financial results for 2010. Total revenues for the fourth quarter were $3.1 million, compared with $6.2 million for the fourth quarter of 2009. The January 1, 2010 change in Medicare reimbursement for nerve conduction studies using pre-configured electrodes such as those used with NC-stat contributed to the decline in revenue between the two quarterly periods. Following the Medicare change, electrode pricing as well as the number of electrodes used per patient study were reduced. Electrode average selling prices were 14% lower and electrodes sold decreased 47% in the fourth quarter of 2010 in comparison with the fourth quarter of 2009. Gross margin in the fourth quarter of 2010 was 2.1% of total revenues, after recording $1.8 million in restructuring-related inventory charges. Excluding these restructuring-related inventory charges, gross margin was 62.1% of total revenues compared to 70.5% for the fourth quarter of 2009. Net loss for the fourth quarter of 2010 was $4.2 million, or $0.18 per share. In comparison, the Company reported net income of $0.4 million for the fourth quarter of 2009, or $0.02 per share.

Total revenues for 2010 were $13.9 million compared with $26.1 million in 2009. Gross margin for the year was 49.3% of total revenues, after recording $1.8 million in restructuring-related inventory charges, compared with 71.2% for 2009. Net loss for 2010 was $16.9 million or $0.73 per share. In comparison, net loss for 2009 was $11.9 million or $0.71 per share.

The fourth quarter of 2010 included:

•                  Cash consumption in the fourth quarter was $1.9 million, an improvement of $0.8 million or 30% from $2.7 million in the third quarter of 2010. The Company ended the year with $17 million in cash resources.

•                  The installed base of active accounts was 3,875, down 4.2% from 4,044 accounts in the third quarter of 2010. The Company placed 64 new systems in the quarter, net of returns, down 25% from 85, net of returns, in the third quarter of 2010. Patient studies performed using NC-stat NCS and ADVANCE NCS/EMG devices were 28,041 in the fourth quarter, a decrease of 12.5% from 32,064 studies in the preceding quarter.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, February 3, 2011 at 8:00 a.m., Eastern time, to discuss the Company’s financial results, business and financial developments, as well as other forward-looking information about the Company’s business. To access the call, dial 800-561-2731 (domestic), or 617-614-3528 (international). The confirmation code is 75850288. The call will also be webcast and will be accessible from the Company’s website at http://www.neurometrix.com under the “Investor Relations” tab. A replay of the conference call will be available for three months starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 85934345.

About NeuroMetrix

NeuroMetrix is a science-based health care company transforming patient care through neurotechnology. We develop and market innovative products for the detection, diagnosis, and monitoring of peripheral nerve and spinal cord disorders such as those associated with diabetes, carpal tunnel syndrome, lumbosacral disc disease and spinal stenosis.  For more information, visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding NeuroMetrix’s or its management’s expectations, hopes, beliefs, intentions, or strategies regarding future developments and their potential effects on the Company. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. While the Company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. There can be no assurance that future developments affecting NeuroMetrix will be those that NeuroMetrix has anticipated. The forward-looking statements contained in this press release include, but are not limited to, those relating to the development of its system for screening diabetic neuropathy, and its restructuring of the neurodiagnostic business and anticipated impact on cash flows, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in NeuroMetrix’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by NeuroMetrix from time to time with the Securities and Exchange Commission. NeuroMetrix is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.

Condensed Statements of Operations

 (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Medical equipment	$600,282	$583,851	$2,151,258	2,713,445
Consumables	2,466,184	5,641,227	11,748,412	23,423,581
Total revenues	3,066,466	6,225,078	13,899,670	26,137,026
Cost of revenues	3,001,031	1,833,709	7,050,209	7,535,616
Gross margin	65,435	4,391,369	6,849,461	18,601,410
Operating expenses:
Research and development	1,047,182	1,369,332	5,855,353	5,611,296
Sales and marketing	2,152,541	2,610,790	11,072,172	10,840,340
General and administrative	1,326,499	2,302,923	7,231,875	9,119,001
Total operating expenses	4,526,222	6,283,045	24,159,400	25,570,637

Loss from operations	(4,460,787)	(1,891,676)	(17,309,939)	(6,969,227)
Interest and other income	252,920	38,329	298,301	226,863
Warrants fair value adjustment	—	2,216,578	—	(5,175,136)

Net (loss) income before taxes	(4,207,867)	363,231	(17,011,638)	(11,917,500)
Income tax benefit	—	—	120,490	—

Net (loss) income	$(4,207,867)	$363,231	$(16,891,148)	$(11,917,500)

Per common share data, basic:
Net (loss) income	$(0.18)	$0.02	$(0.73)	$(0.71)

NeuroMetrix, Inc.

Condensed Balance Sheets

 (Unaudited)

	December 31, 2010	December 31, 2009

Cash and investments	$16,986,809	$30,432,410
Accounts receivable, net	1,592,564	3,326,331
Inventories	2,412,805	4,559,607
Other current assets	685,015	537,490
Fixed assets, net	731,975	906,625
Intangibles and other assets	657,261	804,057
Total assets	$23,066,429	$40,566,520

Current liabilities	$2,657,411	$4,481,912
Noncurrent liabilities	210,046	374,737
Stockholders’ equity	20,198,972	35,709,871
Total liabilities and stockholders’ equity	$23,066,429	$40,566,520